Exhibit 99.1

   ATC Healthcare Announces First Quarter 2007 Results of Operations
             Revenue Up 17% From First Quarter Last Year

   LAKE SUCCESS, N.Y.--(BUSINESS WIRE)--July 17, 2006--ATC
Healthcare, Inc. (AMEX: AHN), a national leader in medical staffing, today reported results for its first quarter of fiscal year end 2007, which ended May 31, 2006.
   Revenues for the first quarter ended May 31, 2006 were $19.8 million compared to $17.0 million (net of discontinued operations) for the quarter ended May 31, 2005. Income from operations for the quarter ended May 31, 2006 was $207 thousand versus a loss from operations of $285 thousand for the quarter ended May 31, 2005. Net loss for the quarter ended May 31, 2006 was $354 thousand or a loss of $.01 per basic and diluted share versus a net loss of $1.4 million including loss from discontinued operations of $577 thousand or a loss of $.05 per basic and diluted share for the quarter ended May 31, 2005.
   "I'm very pleased that ATC continues its positive trend with our revenue up 17% over the first quarter of last year and 8% over the previous quarter," remarked David Savitsky, Chief Executive Officer. "Our acquisition of Critical Nursing Solutions in June, together with the opening of new offices in Pompano Beach, Orlando and Pasadena will further enhance revenues for the year and position ATC for a profitable FY 07."
   In conjunction with this release, management will host a teleconference Tuesday, July 18, 2006 at 1:00 pm Eastern Time at which it will discuss the results of operations for the quarter, the business and its outlook going forward. The dial in number is 800-967-7135 code 6319455. There will be a 48 hour replay available from 3:00pm Eastern time, on July 18, 2006. The replay number is 888-203-1112, code 6319455.

   About ATC Healthcare, Inc.

   ATC is a national leader in medical staffing personnel to hospitals, nursing homes, clinics, and other health care facilities with 58 locations in 33 states. ATC provides supplemental staffing, outsourcing and human resources solutions to hospitals, nursing homes, medical and research facilities and industry. Drawing from a pool of over 15,000 healthcare professionals spanning more than 50 specialties, the Company supplies both clinical and non-clinical personnel for short-term, long-term, and "traveling" contract assignments. To learn more about the company's services, visit their web site at www.atchealthcare.com.

   This press release contains forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in ATC Healthcare, Inc. Annual Report on Form 10-K for the year ended February 28, 2006 as filed with the Securities and Exchange Commission on May 30, 2006.

ATC HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share data)


                                              For the Three Months
                                                     Ended

                                           May 31, 2006   May 31, 2005
                                          -------------  -------------
REVENUES:
     Service revenues                           $19,848       $17,010
----------------------------------------------------------------------

COSTS AND EXPENSES:
     Service costs                               15,443        13,220
     General and administrative expenses          4,077         3,917
     Depreciation and amortization                  121           158
----------------------------------------------------------------------
        Total operating expenses                 19,641        17,295
----------------------------------------------------------------------

(LOSS) INCOME FROM OPERATIONS                       207          (285)
----------------------------------------------------------------------

INTEREST AND OTHER EXPENSES (INCOME):
     Interest expense, net                          487           531
     Other expense (income), net                    (57)          (24)
----------------------------------------------------------------------
        Total interest and other expenses
        (income)                                    430           507
----------------------------------------------------------------------

LOSS FROM CONTINUING OPERATIONS BEFORE
 INCOME TAXES                                      (223)         (792)

INCOME TAX PROVISION                                 12            25
----------------------------------------------------------------------

LOSS FROM CONTINUING OPERATIONS                    (235)         (817)
----------------------------------------------------------------------

DISCONTINUED OPERATIONS:
(LOSS) FROM DISCONTINUED OPERATIONS
NET OF TAX PROVISION OF $0  IN 2005                   -          (577)
----------------------------------------------------------------------

NET LOSS                                           (235)       (1,394)
----------------------------------------------------------------------

Dividends accreted to Preferred
 Shareholders                                       119            17
----------------------------------------------------------------------

NET LOSS ATTRIBUTABLE TO COMMON
 SHAREHOLDERS                                     $(354)      $(1,411)
======================================================================

(LOSS) INCOME EARNINGS PER SHARE:

(LOSS) FORM CONTINUING OPERATIONS:
(LOSS) PER COMMON SHARE- BASIC                 $( .01 )        $(.03)
                                          ============================
(LOSS)  PER COMMON SHARE - DILUTED              $( .01 )        $(.03)
                                          ============================

(LOSS) INCOME FROM DISCONTINUED
 OPERATIONS:
(LOSS) INCOME PER COMMON SHARE- BASIC                 -       $( .02 )
                                          ============================
(LOSS) INCOME PER COMMON SHARE- DILUTED               -       $( .02 )
                                          ============================

Net Loss:
(LOSS) PER COMMON SHARE- BASIC                 $( . 01 )     $( . 05 )
                                          ============================
(LOSS) PER COMMON SHARE- DILUTED               $( . 01 )     $( . 05 )
                                          ============================

WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING
     Basic                                       38,248        27,495
======================================================================
     Diluted                                     38,248        27,495
======================================================================

    CONTACT: ATC Healthcare, Inc.
             David Savitsky, 516-750-1681
             dsavitsky@atchealthcare.com
             or
             Investor Relations:
             BPC Financial Marketing
             John Baldissera, 800-368-1217